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                                                            EXHIBIT 5.1


                                      October ___, 2001

Kindred Healthcare, Inc.
680 South Fourth Street
Louisville, Kentucky 40202-2412

          Re: Registration Statement on Form S-3
              ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Kindred Healthcare, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (No. 333-_____) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of ____ shares of the Company's common stock, par value $.25 per share (the "Common Stock"), to be sold by the Company (the "Company Securities") and ______ shares of Common Stock to be sold by the selling stockholders named in the Registration Statement (the "Secondary Securities").

     We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

     In arriving at the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

     Based on the foregoing, it is our opinion that the Securities have been duly authorized and (1) when the Registration Statement has become effective under the Act and the Securities have been issued and sold in accordance with due action of [the pricing committee of the] Board of Directors of the Company, the Company Securities will be validly issued, fully paid and non-assessable, and (2) the Secondary Securities are validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that Law).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                       Very truly yours,

                                       CLEARY, GOTTLIEB, STEEN & HAMILTON

                                       By:______________________________________
                                               James F. Munsell, a Partner